Form C

Cover Page

Name of issuer:

Chicago Steak Company, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: MD

Date of organization: 10/26/2007

Physical address of issuer:

350 B Christopher Ave
Gaithersburg MD 20879

Website of issuer:

http://www.mychicagosteak.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

9/1/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

17

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$751,996.00	$955,064.00
Cash & Cash Equivalents:	$659,439.00	$441,781.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$1,004,143.00	$1,092,091.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$2,307,099.00	$1,967,546.00
Cost of Goods Sold:	$1,556,094.00	$1,404,361.00
Taxes Paid:	$0.00	$0.00
Net Income:	($115,120.00)	($64,707.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Chicago Steak Company, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tom Tsitouris	President	Chicago Steak Company	2007
Matt Crowley	Vice President	Chicago Steak Company	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tom Tsitouris	President	2007
Tom Tsitouris	Treasurer	2007
Matt Crowley	Vice President	2007
Matt Crowley	Secretary	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Matt Crowley	7,325 shares	20.0
Tommy Tsitouris	18,675 shares	51.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Economy: if the economy in the US should enter a recession or downturn it could cause customers not purchase a luxury good item.
>
> Change of attitude: if the attitude of the American public turns negative toward Beef/Red Meat it could cause a decrease in business activity.
>
> Transportation Costs: if the price of Gasoline increases it would cause our delivery cost to increase and we would need to pass that cost on to the customer. This may result in people electing not to buy our product.
>
> Mad Cow Disease: If (BSE) Bovine Spongiform Encephalopathy reoccurs in the US it could cause a crash in the beef/cattle market.
>
> Management: should any health or personal issues arise in the Management Team at Chicago Steak Company it could cause a disruption in business activities.
>
> Competition: should new competitors enter the market it could cause a cannibalization of the company's market share.
>
> If an issue develops with FedEx or UPS, it can cause trouble with the distribution of the product.
>
> If a major storm or other "act of god" were to disrupt the UPS or FedEx delivery network, it would cause significant loss of products.
>
> Supplier: should any issue arise with our supplier that prohibits them from supplying & fulfilling orders, it would cause disruption in the business activities.
>
> Chicago Steaks is currently a S-Corp and has filed with the IRS to become a C-Corp. This is expected to be approved within 60 days.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Funds will be directed towards developing a new brand, offering additional product lines, expanding marketing efforts, increasing brand exposure, making organizational investments & eliminating debt.

If we raise: **$1,000,000**

Use of Proceeds: $131,000 needed to launch a Maine Lobster House (MyLiveLobster.com). This new brand will be built upon existing Magento EE platform that leverages current marketing tools & strategies employed with Chicago Steak Company (CSC). This will allow us offer a focused product line using our existing vendor partner in Maine. Shipping all product out of this warehouse will reduce shipping costs and increase profits. The new products offered by this brand are in the same Foodie/Luxury Gifting segment as Chicago Steak Company so we will be able to cross promote to our existing customer base. The new website will also be listed as a clickable tab at the top of MyChicagoSteak.com which will help boost traffic and also to allow customer to easily shop between the two sites.

a. $70,000 => Maine Lobster House Website Development
b. $21,000 => Product Photography for Lobster Products
c. $20,000 => Maine Lobster Warehouse Packaging
d. $20,000 => Maine Lobster Warehouse Digital Marketing Budget (Launch)

2. $55,000 needed to introduce new product lines that complement our current offerings. Expanding our product offerings will enable us to grow our target audience to include customers in the markets for these respective products. We will also be able to expand our targeted marketing efforts (namely, Pay Per Click) to include target keywords surrounding these items. Additionally, this will allow us to cross promote additional items and increase average order value and increase profit margins.

a. $15,000 => Add Gift Baskets into product line with photography and content (arrangement, wholesale pricing currently secured with GiftBasket.com)
b. $20,000 => Add Wine to product line with photography and content (arrangement and wholesale pricing currently secured with Drinks.com)
c. $10,000 => Expand PPC Marketing Campaign to Include Gift Basket Keywords
d. $10,000 => Expand PPC Marketing Keywords to Include Wine Keywords

3. $355,000 needed for Marketing Initiatives to fuel growth of both brands. With the launch of our new website we now have a responsive platform that extends a user friendly experience on desktop, tablet & mobile devices. With this in mind, we are now able to target Tablet & Mobile users that were previously excluded from marketing efforts. In addition to this expansion on current marketing efforts, we would like to expand our reach with key market influencers and celebrity endorsements. Finally, the development of a Corporate Gifting Program is essential to the continued growth of the brand. We currently have the opportunity to serve the gifting needs of a few small & medium size businesses, but we believe the active pursuit of this segment will be very profitable for the brand. Additionally, with Public Relations efforts we will Capitalize on seasonality by outreaching for print, broadcast and online media coverage around timely and relevant holidays and Share the Chicago Steak Company story with business and trade media, coordinating strategic interviews. We will also create opportunities for viral sharing and increased online visibility by outreaching with contests, giveaways, and online campaigns tailored to top blogger outlets.

a. $50,000 => Expand CSC Marketing Budget to include Mobile & Tablet Advertising with new responsive design website
b. $50,000 => Q4 Targeted Mailings to Highlight Gift Giving
c. $40,000 => Q4 Targeted Ad Placement in Food & Wine Magazines
d. $50,000 => Investment in building relationships with key industry influencers & celebrities
e. $50,000 => Invest in Current Affiliate Partnerships (ex. Brand Affiliates, Game Show Network, Leukemia Lymphoma Society)
f. $65,000 => Development of Corporate Gifting assets
g. $50,000 => Public Relations

4. $115,000 to recruit personnel to develop and grow the corporate gifting segment

5. $50,000 needed to continue to develop Marketing Assets. Content is King in the world of Search Engine Optimization (SEO) and we have an ongoing need to create valuable new content. This will be in the form of articles, videos, social media content etc. but it all drives website relevance up and gives us better organic rankings on search engines like Google & Bing. The need for new photography is also important to keep customers engaged with fresh content.

a. $15,000 => Continued creation of content for Steak University
b. $15,000 => Content Creation for Maine Lobster House (articles, videos, Lobster University, social media etc.)
c. $20,000 => New Product Photography for MyChicagoSteak.com website & catalog

6. $50,000 needed for ongoing website developments to keep the website engaging and develop triggered marketing campaigns based upon the users behavior.

7. $144,000 to be used to pay off existing debt which will reduce interest rates and payment schedules.

8. 100,000 to be used as working capital.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.

- (iii) Investors that are part of the first $200K of the round will receive a valuation cap of $8 million for the portion of their investment that is part of the first $200K.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock	100,000	36,620.20	Yes	No
Debt Securities				No
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$10 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the

Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

2017 BFS Loan - $100,000 borrowed (1 year loan, 19% interest); As of March 2017, currently has a balance of $79,624.

The Company maintains a line of credit at a financial institution with a borrowing base up to $100,000 and matures January 20, 2016. Borrowings incur interest at a rate of 23%. The line is personally guaranteed by a stockholder of the Company and is secured by all assets of the Company. As of March 2017, the line had a balance of $5,328.87.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☑ Yes
- ☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Founded in 2008, Chicago Steak Company is an online provider of high-end steaks. The company generates sales through its website, channel sales (to retailers) as well through a catalog. The Chicago Steak Company operates in the luxury goods market: our clients include people looking for gourmet foods and companies such as Bank of America, Ferrari, or the NFL.

Channel sales were introduced in 2016, including both brick-and-mortar and online retailers such as Neiman Marcus, Overstock.com, Amazon, Goldbelly, Pig of the Month, and iGourmet. An agreement with Costco went into action in October.

The Chicago's Steak Company's strategy is position itself as high quality with product quality and advertising/marketing efforts to match. The number one food photographer in the U.S. does all of the food photography, and we've hired a top of class graphic designer for our marketing materials. In general, we're constantly reinvesting in marketing and other areas of the company in order to grow sales.

Revenues and Expenses

The Chicago Steak Company has been growing steadily since it's inception. We hit our first $1M in revenues in 2010, our first $2M ($1.967M) in revenues in 2014, our first $2.3M in 2015 and we are closed out 2016 at $2.68M in revenues. We plan on continuing to grow revenue through our strategy of reinvestment; we are focused on growing our digital marketing and developing new channels.

While our competitors typically spend around 19% of their revenue in marketing, we spend up to 26% (in 2015). We've decreased that amount this year by bringing on a new hire who is an expert in Google Analytics. Our analytics expert was hired in April of 2016 and was brought up to speed by around Fall. By bringing him on the team, we were able to decrease our marketing spend while still increasing sales. Our marketing spend for 2016 will be around 21%.

Developing new channels such as our agreement with Costco requires integration with proprietary systems, security changes or improvements and other investments, but these expenses are necessary to accelerating growth. Our goal is to eventually reach 10-50 million in revenue.

Growth and Milestones

When we first started, we adopted a business model similar to many of our competitors: a middle-of-the-road product at low prices at roughly the $39-$79 price point. What we found is that resulted in very low profit margins and as a result decided to pursue the luxury goods market instead, selling USDA prime beef (functionally, the top 2% of beef in the U.S.). This resulted in a increase in our average orders amount from $89 to $200 with much higher margins. Last year the Chicago Steak Company won the Great Steak Debate award and People's Choice Award for the best online steak company.

We have been growing consistently since we started. Our year-over-year growth from 2008-2009 was 24%. From 2009-2010, we grew 54%. Growth through 2011 was 20.9%. Growth through 2012 was 14%.From 2012-2013, we were exploring retail space options and a new office space, which resulted in a loss of focus and very moderate growth of 1.8%. From 2013-2014, we recovered with 36% growth and then an additional 16% through 2015.

For 2016, our focus was on reinvestment for future growth. We underwent a $100K rebuild of a website in order to make significant improvements and to make it mobile-friendly which we identified as a key requirement for growth. Other improvements in the website included new infrastructure, better photos, and integrations with retail partners. As a result of the significant efforts that went toward the rebuild and working out kinks with the new site, we suffered a few months of negative growth, but have since rebounded. We expected to end the year at around 7% growth for the whole of 2016, but surpassed it and ended up at 13.73% in growth for the year.

The holiday season are our busiest season, getting bigger and bigger every year. In 2016, our busiest day saw $140K in sales.

Strategy and Use of Funds

Going forward, we plan to additionally:

- Invest in more salespeople and sales consultants in order to reach out to people and engage existing clients in order to help us scale.

- Get better data. In addition to our newly hired Google Analytics and marketing expert, we're working towards making optimal use of our marketing spend

- Grow top line sales to get volume up to negotiate better prices.

- Develop our line of seasonings. We'd like to get our highly popular seasons into retail stores as a new revenue stream.

Cashflow / Liquidity

Our cashflow is highly seasonal and has operated in a similar cycle each year.

From December to January our account balance grows as a results of holiday sales. This year, we will likely have upwards of $1M in the bank by January. This balance quickly decreases in February and March where we pay off vendors to the tune of hundreds of thousands of dollars. By Fall, we are generally gearing up and stocking up for the upcoming holiday season by investing in inventory and marketing in preparation. Our account balance falls sharply; we aim for it to be just under $100K at that point.

By Black Friday, sales spike, and the cycle begins again.

Burn Rate / Run Rate

While the trends are highly cyclical, the company operates at an average of about $70-100K in expenses per month. As of January of 2016, the company had around $998K in the bank (though the amount varies from less than $100K to over $1M depending on the time of year, as described above). As of January of 2016, the company typically breaks even each month or runs slightly negative to the tune of $5-10K per month due to the reinvestment strategy.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.mychicagosteak.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES


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INVEST IN CHICAGO STEAK COMPANY
Online cut-to-order retailer for the world's top 2% of beef
$0
raised of $50K goal
$100 min
INVEST
Wefunder Portal LLC

Future Equity (SAFE)

$10M valuation cap

A SAFE gives you the right to future shares in Chicago Steak Company. If you invest, you're betting the company will be worth more than $10M in the future.

INVEST $25,000+ FOR VOTING & PRO-RATA RIGHTS

EARLY BIRD BONUS: $8M Valuation Cap
Investors who fund the first $200,000 of this fundraise will receive a $8M valuation cap.

INVESTOR PERKS

$250+ Steak University T-Shirt Show everyone that you know a thing or two about beef with this attractive Steak University T-Shirt. This stylish black shirt has the Steak University logo on the left chest, "Steak University" on the right side, and #UltimateSteakExperience on the back.

$500+ Chicago Steak Company Grill Master Chef's Apron. Designed with our signature colors, black and gold. $25 Chicago Steak Company Gift Certificate. Redeemable over the phone or on the web.

$2,500+ 4 Stainless Steel, full tang, Steak Knives engraved with the classy Chicago Steak Company Logo and the tag line "The Ultimate Steak Experience". Beautifully displayed in a cherry wood box. Exclusive Investor Platinum Card. Exclusive Card given out only to investors that will give you 20% off anything MyChicagoSteak.com

$5,000+ Chicago Steak Company Engraved Maple cutting board, perfect for any steak enthusiasts' kitchen. With the professional quality of John Boos and the classy Chicago Steak Company logo engraved, this cutting board will send an elegant message to anyone who receives it. Designed to protect the sharpest blades, this board also provides stability during use. 12"x18"x1.5

> We sell and deliver the most premium cuts of beef worldwide. Our steaks are sourced exclusively from Mid-West raised heritage cattle, giving our steaks the prized marbling, and flavor that only come from superior growing conditions and bloodlines. These steaks are certified USDA Prime, meaning we only sell the top 2% of all beef. This dedication to quality has won us the People's Choice Award at the Great Steak Debate, and secured partnerships with Neiman Marcus and 5 star restaurants.



Matt Crowley
VICE PRESIDENT, CHICAGO STEAK COMPANY

OUR AMBITION

We've been selling the best steaks in the U.S. since 2008. We did over $2.3 million in sales last year and now we're ready to scale and bring out a new selection of products. Not only are we exploring new cuts (such a Wagyu beef) but we're on the cusp of launching a second brand, Maine Lobster House. Our goal is to become the one-stop-shop for premium cut-to-order beef, lobster, and gourmet cheese across the U.S.

KEY FACTS

- Winner of People's Choice Award at The Great Steak Debate 2015
- $2.3 million in sales in 2015
- USDA Prime certified; only sell top 2% of all beef
- Launching spin-off brand Maine Lobster House

mychicagosteak.com *from Gaithersburg MD* FOOD COOKING COOKING ECOMMERCE RESTAURANT FAMILY

WHY I LIKE CHICAGO STEAK COMPANY

> *Whenever I make an investment I study three things:*
>
> *One, the culture of the company. Are they committed, do they have the expertise. Do they understand their market and have the resources and attitude to deliver.*
>
> *Two, the product. Is it the best in class. Is it presented that way and easily understood by their prospective customer. Can and do they deliver as promised.*
>
> *Three, the leadership or people in charge. Does the leadership understand how to treat its people, the vendors and their customers. Do they have integrity?*
>
> *Chicago Steak Company excels in all area; from its strong culture, commitment to the product, their people, vendors and customers and the high integrity of their...*

READ MORE



Paul D Bell
INVESTOR & PRESIDENT OF BELLE RESTAURANT GROUP, INC.

THE BUZZ ABOUT CHICAGO STEAK COMPANY

BBQ'd the most AMAZING #steaks from @MyChicagoSteak for the family.

Greg Grunberg

Actor, Star Wars: The Force Awakens

The best I've ever had. You'll never find a better steak anywhere.

Coach Mike Ditka

Owner of Ditka's Restaurant

The winner of the people's choice award was kind of apparent early on. From first bite it was clear that [Chicago Steak Company] was an unforgettable cut. It became the talk of the party.

Business Insider

on the "Great Steak Debate"

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September 21, 2016

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Chicago Steak Company

January 13, 2016

The big game is just around the corner, and what's better for game day than a great steak? Chef Philippe Bind was with us from Chicago Steak Company to show us how to make the perfect steak.

Chicago Steak Company

January 13, 2016

The big game is just around the corner, and what's better for game day than a great steak? Chef Philippe Bind was with us from Chicago Steak Company to show us how to make the perfect steak.

Creative Holiday Gifts for Him with Culinary Twist - In Good Taste

December 18, 2015

If there is one thing I know about men that I will argue until the end of time, it's that they are infinitely more difficult to buy holiday gifts for than women are. I'm sure that I'm perpetuating all kinds of sexists stereotypes with this statement, so I'll illustrate

22 Amazing Holiday Gifts for the Foodie on Your List

December 18, 2015

Gifts fall into a few categories. Some are trendy or expensive, others match up perfectly with a generational bent. These foodie gifts go beyond the latest trends. Some bring back a tradition that has been long forgotten, while some add a little

Food and Beverage Gifts 2015 - Food and Beverage Gift Guide Roundup | Splash Magazines | Los Angeles

September 26, 2015

Highlighting the best food & beverage gifts for anyone on your list

Here's what happened when 8 of America's top steak purveyors competed at 1 dinner

March 9, 2015

This doesn't happen every day. It is not every day that 8 of America's top steak purveyors prepare a cut for your review at a single dinner while Chef Marc Forgione - of American Cut steakhouse fame - presides over the proceedings, making sure every

Last-Minute Holiday Gifts For The Procrastinator

December 9, 2010

More From Holiday Central 2010 With the end of the holiday season approaching, the shopping procrastinators among us may be scrambling for gift ideas for risk of leaving a loved one with something they may not want.

Chicago Steak Company is the prize sponsor for an episode of Catch It Keep It on the Disco by Chicago Steak Company

August 20, 2009

Chicago Steak Company is the prize sponsor for an episode of Catch It Keep It on the Discovery Science Channel, Chicago Steak Company is the prize sponsor for an episode of the new TV show Catch It Keep It on the Discovery Science Channel. The

We Only Sell the Top 2% of All Beef

Unlike our biggest competitors, our products are certified USDA Prime.

USDA Prime beef is the highest grade you can buy and represents only 2% of all American beef. The United States Department of Agriculture describes it as "The ultimate in tenderness, juiciness and flavor". However, because only a small portion of all US beef earns this grade, and demand for it is so high, most beef sellers are unable to offer it. That's where we come in.







Chicago On Camera

We're more than just steak. Chicago Steaks is a lifestyle, so we ensure chefs have an exceptional experience with how to videos and inspired packaging.



Secret of Dry-Aged Beef


CHICAGO
STEAK COMPANY

Chicago Steak Packaging



How To Cook a Chicago Steak Burger

Our Steak is Rooted in Chicago Tradition

We're the leader of dry-aged beef with the largest dry-aging facility in the midwest.

Our steaks are sourced exclusively from Mid-West raised heritage cattle, giving our steaks the prized tenderness, marbling, and flavor that can only come from superior growing conditions and bloodlines. Our steaks are then aged for four to six weeks to develop the complexity of flavor demanded by 5-star restaurants. Our steaks are trimmed by Linz butchers the old-fashioned way, hand-carved with expert precision. The result is an exceptionally tender and flavorful steak.



Voted People's Choice Winner in the Great Steak Debate, 2015.

"The winner was apparent early on. From first bite it was clear that [Chicago Steak Company] was an unforgettable cut. It became the talk of the party."
- Business Insider

Our Beef is Top-Tier

136%
increase in demand for premium beef since 2002

2%
of all beef only is considered USDA Prime certified

496M lbs
total USDA Prime beef sold in US in 2015

We Surpassed $2.6M in 2016



$3M
$2.5M
$2M
$1.5M
$1M
$500K
$0
Revenue 2016: $2,685,624
Average Annual Revenue Growth: 62%
2008
2009
2010
2011
2012
2013
2014
2015
2016
Annual Sales

62%
average year over year growth

$200
average order per customer

20%
average profit margin per order

Our Partners and Customers

We work with some of the country's finest restaurants and largest distributors

From Startup to Award-Winning Beef Purveyor

In the past 8 years, we've mastered the cut-to-order beef model.

October 2007 — **My Chicago Steak Company is Founded**

September 2008 — **Our First Product**
After a year of research & development, we launched the site and sold our first product

May 2009 — **Chicago Steak Company Trademark Accepted**

November 2009 — **Chicago Steak Company Seasoning Introduced**

December 2009 — **1st Catalog**

Hit $1 Million in Sales.

December 2010 — **Partnered with Meats by [illegible]iz**

2011 — **Chicago Steak University Launches**
The launch of Steak U has been a valuable tool to help educate steak enthusiasts from topics ranging from aging beef to suggested cooking practices.

2015 — **People's Choice Award at Great Steak Debate**
Winning against top industry giants like Omaha Steaks & Kansas City Steaks validated our dedication to quality to press and potential customers.

August 2016 — **Launched Our Website Redesign**
It's too early to tell, but we were up 14.5% for the first weeks of August. Significant optimization still to take place.

Q4 2016 — **Wagyu Line & Chicago's Best Seller at Costco.com**
Costco estimates a minimum of $250K in annual sales on this channel.

Q4 2016 — **In the Neiman Marcus Catalog**

2017 — **Maine Lobster House**

Grand Vision — **Opening an All-American Steakhouse Featuring Our Steaks**

Here's How Your Investment Will Help Us

We're Focusing on Bringing New Products to Market & Getting the Word Out.



Maine Lobster House

This new brand will allow us to offer a focused product line using our existing vendor partner in Maine. The new products offered by this brand are in the same Foodie/Luxury Gifting segment as Chicago Steak Company so we will be able to cross promote to our existing customer base.



New Product Lines

Expanding our product offerings will enable us to grow our target audience to include new prospective customers. We will also be able to expand our targeted marketing efforts (namely, Pay Per Click) to include target keywords surrounding these items.


CHICAGO

Marketing

We will be focusing on targeting mobile users. We would also like to expand our reach with key market influencers and celebrity endorsements. Finally, the development of a Corporate Gifting Program is essential to the continued growth of the brand.

" *I wanted to take a moment and explain my decision to invest with Chicago Steak Company. In a good investment or successful partnership one must consider with whom they are trusting their money. When I was approached by the founders of CSC to invest I was naturally concerned about the business model and the plan for success. However, when it came to the founders "Will" to be a success, I had zero concerns. I am a believer CSC, its products, its model and its ability to offer me a great ROI. I was always convinced they would be successful. However, it was never any singular aspect of the company that satisfied me. What assured me in their success was my knowledge of the founders ability to grind out success.*

Coming from a restaurant background, I understand the passion and will it takes to achieve success. The CSC founders share a similar background and have the ability to do whatever it takes reach the goal of success. I have always been confident in their ability to design a plan, create and identify all the details, then grind out the long days, nights, weeks, months and years to reach the goal. Also, the CSC founders have a track record in building up the support system and team in the company. I have seen these qualities in previous business relationships.I expected it to continue and it has.

I bring up this "Will" to be a success because it so important. Everyone wants to be successful. For me it's not the "want" it's in the "Will" and these guys have it!!!



Chris Stephenson

INVESTOR IN CHICAGO STEAK COMPANY



Let's Dine Together

When it comes to the History of American dining, few things are as iconic as biting in to a juicy, tender and well marbled steak. From the days when the cowboys roamed the great plains with their longhorn steer, to the modern heritage cattle movement, a quality steak is one of the few foods to cross cultural and economic divides. The steak dinner has managed to remain a robust, down to earth dining experience while retaining a level of high end appeal that has made the steakhouse a ubiquitous presence in nearly every city, state and region of the U.S. In short, at Chicago Steak Company, we sell a popular product.

Popularity isn't enough though. In fact, the popularity, and accessibility, of steak was one of our initial obstacles when we founded Chicago Steak Company in 2008. How could we convince customers that they should buy steak from us instead of a grocery store or one of the handful of other mail order steak companies?

SHOW MORE

MEET THE FOUNDERS



Matt Crowley

Vice President

Matt brings to this role 11 years of restaurant management, marketing, and technology expertise to oversee customer service initiatives, marketing and advertising, budgeting, and product curation.



Tom Tsitouris

President

Tom has overseen more than $72,000,000 in food product purchases and $500,000,000 in B2C sales, and has 22 years of experience in ecommerce, online marketing, and managing multimillion dollar brands.

AND THE REST OF THE TEAM



Philippe Bind

Corporate Chef

A professionally trained chef, Philippe has been instrumental in the evolution of Steak University, a robust online guide that features cooking recipes, videos, educational articles, and reviews.



David Artino

Business Development



Karen Robinson

Director of Preferred Clients



Cyndi Aleman

Preferred Client Team



Daniela Chambers

Preferred Client Team & Social Media Manager



Nicole Orellana

Preferred Client Team & Accounts Receivable



Mattie Nash

Graphic Designer



Andrew Morgan

Amazon Sales Manager



Neil Flinchbaugh

Content Writer

As one of the preeminent marketing copywriters in the country, Neil has worked with many of the largest and most successful companies in the world.



Josh Barbour

Videographer and Photographer



Mark Kranenburg

Steak University Host



Steven Brown

Analytics and Digital Marketing Manager

DETAILS

– COLLAPSE ALL

What are you selling?

We sell high quality steaks, add-ons, and dessert, but at the end of the day, it's not just about the product itself. What we really sell is a world class shopping and dining experience. It's a one stop shop from eCommerce, to steak enthusiast content, to the beautiful packaging when it arrives on your doorstep and finally the highest quality beef in the country.

Even after the purchase and consumption, our experience doesn't end there. Our luxury experience extends to our marketing and outreach campaigns. I mean, you wouldn't buy a Rolex and expect Rolex to call you and start harassing you. We really look at ourselves as a Rolex level brand, a luxury brand. We listen to our customers and we've upheld our customers' expectations over the years.

How did you guys get started?

In 2000, I was negotiating beef prices in a Chicago beef plant on behalf of 63 restaurants, and I was sitting in a conference room when I looked up on the wall and saw a sign that said "Carpe Diem". I thought about it, and came back home saying, "I would love the idea of creating an internet company that sells steaks." Then I told the owner of that beef company that we could sell steaks for them. At no time did I realize what kind of task it would be; I had no idea what I was getting into, didn't understand the eCommerce space, didn't know if we would move into the retail space--basically, I had no clue. So, what I did was present this idea to Mark Reilly, who was working with me at the International House of Pancakes.

At the time, Mark was in University of Maryland College, and I had presented him this crazy idea, asking him for help do some research. I wanted to do a feasibility study, to find out what opportunity there was--if there even was one. At the time, we didn't have a name, we just had an idea, and Mark said, "Absolutely, I'd love to help."

We researched for six months, found out about some platform-building firms (DataCamp and Sightlink), and was completely shocked by the expense it took to build a website. We thought it was going to cost $3-4k, but it ended up costing around $40k. By the time we were done with the process, I had injected about $250k to get it all up and running.

During that initial six month period of research, we got to a point where we started thinking about names, and we came up with about 8 different names: Chicago Steak Company and The Beef Market were among those. We sent this list to a panel of folks to get their feedback. We did the same thing with our logo and branding.

One of the biggest turning points was Mark going to school for business, and he made it part of his semester school project. We brought his class and his professor onto the project. We started to put together business plans, all of the key components, and we finally launched the website on September 17, 2008.

What is your growth rate?

We made $183,000 in the first December, in just four weeks. The second year we made $686,000. From there we grew: 58% growth in 2010, 20% in 2011, 14% in 2012, 1% in 2013 (we had a little bit of an off year that year) but followed up kicking ass the next year with 36% growth in 2014, followed by 16.7% growth last year.

How do you advertise?

We promote Chicago Steaks in a number of ways and have tried everything from TV, to education, to traditional advertising. We've done five shows with Home Shopping Network. We've been on the Discovery Science Channel on their show Catch It Keep It, which was pretty cool. We hooked up with Coach Mike, who sponsored our products and in return, we sold his ribs on our website. We've also gotten some neat celebrity endorsements. Mostly, though, we've continued to grow the brand through learning from trial and error.

Besides traditional marketing (we pay for 20,000 search engine keywords), we also do things like send our gift list from previous years with a catalog. We send out rewards. We are starting to do more educational marketing as opposed to traditional, "Come buy from us and get 10% off" campaigns. We're starting to say, "Hey have you thought about making this dish from our chef?"

Partnerships are also crucial to our success. For example, we recently signed a national agreement with the Leukemia Lymphoma Society to cross promote and generate more donations and simultaneously more steak purchases.

Most importantly, we just launched a new website to bolster the core of our brand: ecommerce.

Tell us about your new website launch?

Our website has been well perceived in the past. We have beautiful photography, we've hired the best writers to put content on our website, and we have the steak university. The new website that's been developed over the last 6 months is unbelievable. I hired one of the top 2 food photographers in the country just to take photographs of the steaks.

The new site will finally make our platform mobile accessible to increase conversion rates. We expect conversion rates to rise significantly and exceed 2% with the new proven Magento platform. Until now, with our old site, we achieved just over 1% conversion rate, so if we're able to get 2%, that'll be double sales right there on the same traffic volume.

Tell us more about your partnerships?

Partnerships with top restaurants, grocery stores, and partner retailers have been a crucial part of our growth strategy. We have some recent successes where we were able to introduce new channels like FTD Flowers, which is the leading number one florist in the country. They're now selling our products on their website, which is huge because FTD gets 12 million visitors to their website a year. We just finished negotiations with Costco, and we're working on creating APIs and merging with their website to be able to take orders from their eCommerce platform across the country.

The folks from the Heritage Foods USA have been cutting aging beef for 60 years. They have generations of experts in the food industry, yet they're not in eCommerce space, and don't plan to be. We can help them on that end. We have sourced the very best Midwestern beef that we can find with the most experienced butchers in the Illinois area. That allows us to bring our quality out to the marketplace that you can't get otherwise.

We're also forming partnerships with wholesalers, which will allow us to expand the brand in a much bigger way. We've signed a partnership with specialty online food store, Goldbely, as their premier steak provider. Other channels include Neiman Marcus, IGONE, Foody Direct, BJ's, and Price Club.

How do you grade meat?

There are 4 points of distinction specific to the product we have. The first point concerns the quality of the product, which we call the grade. We disclose to our customers what the grade is; we focus on the upper 1/3 USDA choice, or USDA prime which is the top 2-3% of meat for the country. Grade is the first of four points of distinction.

The other is hand selection and hand cut. Each one of our steaks is hand-cut by an artisan butcher; it's not something that is done in mass quantities.

The next point is the aging, whether you choose wet aging or dry aging. Every one of our steaks is aged for 4-6 weeks which allows the steak to break down naturally, producing a more tender, juicy, and flavorful steak.

The last point is guarantee of quality. Every steak that comes out of our facility is individually registered. Every customer is going to get a box of steak that has a registration card saying it's been personally inspected. It has a unique registration number that can be traced back to the time and place that the butcher cut the product. Our 4 points of distinction really go above and beyond just going to your local butcher or our competitors.

How do you educate consumers of your high quality meat?

Some of our competitors, like Kansas and Omaha, don't disclose that level of quality, and that's why we created Steak University--an educational section of our website. Our own Executive Chef, Philippe Bind, uses videos to explain to the consumer the difference between our products and our competitors'. We actually have 22 different videos to date, and over half a million views. These videos explain why our product is the ultimate steak experience, and why they should buy steaks from the Chicago Steak Company as opposed to a competitor or a grocery store.

Have you won any awards?

Most recently we won the Great Steak Debate, which was sponsored nationally by the Adecore Company. Iron Chef Marc Forgione, who is the owner of the American Cut Steak House in Manhattan, New York, hosted the event. We beat out Omaha Steaks, Kansas City Steak Company and some other big name folks in the industry. Some of the steak houses that competed against us were Debragga in New York city, Mainstream Meats in New York City, Crystal River Meat Company, and Bell Campbell in San Francisco.

What's so special about your meat products?

First, our product is the highest quality beef that you can get in America; it's the top 2% beef in the United States. It's wet aged or dry aged, and higher end than even our competitors at Omaha.

Because we hold quality in such high regard, we've made it our mission to stay transparent and abide by the standard United States grading system so our consumers know exactly what they're getting. Unfortunately, some of our competitors have designed their own rating systems to falsely elevate the quality of their beef. One of our key goals is to educate consumers about what quality beef actually means. When you go into a Morton's, Gene & Georgetti's in Chicago, or you go into Ruth's Chris, you know that you are getting the top beef in the county because that's what we sell. We sell hand-cut beef that's aged to specification, and it's really a luxury item like a bottle of PlumpJack 1995 or Peter Michael wine.

How do you ensure a positive brand association?

Brand identity and reputation is difficult to build - it takes time and discipline. The key point is making sure that every customer is happy. We take our reviews very seriously. If we ever have somebody that complains about shipping, even customers that might be a little dishonest by claiming their steak didn't show up, we replace it no questions asked. It's like a Rolex or Rolls Royce--if you have a problem, we'll take care of it and replace the product. I don't even care at that moment if we lose money on it. I just want to ensure that the customer is happy, and that nobody can say anything bad about Chicago Steak Company.

We have excellent customer service and we also refrain from bombarding them with phone calls, endless amounts of marketing material, and advertising emails.

How do you compare to your competitors?

We've learned a few things by watching other brands like Omaha over the years. Now, I don't want to take away from them, but we have noticed some things from our competition that we're learning from. Omaha is amazing at the mail order business because they've been doing it longer than almost anybody in the United States. They were shipping steaks in the '50s on railroad trains. The unfortunate thing is, they've turned into this entity that takes their mailing lists and sells them; they take their phone lists and sell them. They exhaust their phone lists by calling people weekly and monthly; they haunt people.

All one has to do is compare reviews of Chicago Steak Company with those of our competitors. We may be smaller than some steak companies, but we're also the highest quality with the best customer experience. Soon more and more people will realize there is no better place to order their high quality beef. We'll systematically capture a larger and larger market share from competitors willing to cheapen their brand for this year's bottom line.

What are your margins?

It can range, but our dollar margin is typically $200 for the average customer. We immediately reinvest 20% of every dollar we make back into marketing to sell the next steak.

After taking out the cut for marketing and other operating expenses, our profit margins are around 10-20%. Keep in mind that when we look at our profit and loss statements, we have really taken every dollar we can to reinvest in the brand and company. We're constantly looking for different ways to grow the business, improve it, and expand our customer base.

We could make larger margins if we cut back on marketing, but we think 20% is the right number to continue the aggressive growth that we want.

What's the customer acquisition cost, and what's their lifetime value?

Our acquisition costs last year went upwards to $160 per customer, and that's based on about 30,000 unique customers. Since bringing in some new analytics experts, we've seen a decrease in our cost per acquisition: the average is $140. We have a lot of single-buy customers, but we also have customers that have purchased 2, 3, or 4 times. For customers that purchase more than a second time, lifetime value ranges from $300-1000 over a short period of years. We also have a small minority of customers who spend thousands of dollars, one of which, named Robert, has spent over $40,000.

Do you plan to add any new products in the near future?

We're going to be offering wine on our website as well. We think it's a great pairing with steak; one that makes sense. We have a new partnership with a wine company that's going to be integrated with our website. We also have another partnership with an Italian gift basket company to bring in lower price point items.

Our new product lines, like wine, gift baskets, and other gourmet food, will give us a greater share of the gift market. It's a strategy to open up our traffic, because now we are able to advertise Chicago Steak Company in the wine space. We are able to advertise our products as gift baskets and utilize search engine optimization around all these new keywords. We can create content around those things and bring people to the Chicago Steak Company website for all sorts of products other than steak.

We're also lowering the barrier to fine steaks to bring in more customers. On our new site, customers can now order steaks starting at 2-packs for $59 which is more than $100 cheaper than our lowest price product just a few months ago. We believe this will be the perfect storm for creating higher conversion rates. We are very excited about that. The lifetime value of a unique returning customer goes up to $706 and the cost per acquisition down to $60 to $140 depending on the time of year.

What percentage of your sales are gifts right now versus purchases for personal eating?

I would say over 70% of our business is gift giving. The reason why I say that stems from the amount of business we receive during the Christmas holiday season. More than half of our business is done during just 6-8 weeks out of the year. It's unbelievable. It's from black Friday to Christmas day; we can do over 50% of our business in just 6 weeks. It's huge.

Can you talk about the size of the market?

We are essentially in the gift giving business, which is a multi-billion dollar market. If you want to break that industry down to steak companies, Omaha owns $400 million, Kansas City Steak Company is doing probably about $80 million, and Allen brothers $50-60 million (and we're taking a lot of customers from Allen brothers).

What's your biggest challenge in terms of growth?

It's something that we're already addressing with our new strategic partnerships with world class brands like Costco and FTD. Expanding our products into different areas allows us to attract customers that may not even know they want steaks. They may be looking for wines, but will realize that a steak pairing would be even better.

We also need to optimize our marketing. We're going to do this by building a new platform that allows us to both engage and automate marketing. We want to present our company on a best-in-class platform website that will optimize mobile advertising while advertising in a way that is meaningful (i.e. our partnership with the Leukemia Lymphoma Society).

What's important for success in this business?

Matt and I have a great working relationship that's lasted over ten years. #1 and #2 key points: we don't give up. We succeed and we keep pushing forward. If there's an obstacle in front of us, we figure out how to get around it, under it, or over it. This company is going to be a lifetime brand. This is not short term. We are building this to be a world class brand that's going to withstand the test of time and that's something we work very hard for. We are very proud of our brand. We also believe that expanding into different lines, like mainlobsterhouse.com, will allow us and allow our investors to capitalize on the knowledge that we've gained from trial and error over the last nine years. We are going to take that knowledge and experience and keep on expanding where we see potential.

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RISKS SPECIFIC TO CHICAGO STEAK COMPANY

1. Economy: if the economy in the US should enter a recession or downturn it could cause customers not purchase a luxury good item.

2. Change of attitude: if the attitude of the American public turns negative toward Beef/Red Meat it could cause a decrease in business activity.

3. Transportation Costs: if the price of Gasoline increases it would cause our delivery cost to increase and we would need to pass that cost on to the customer. This may result in people electing not to buy our product. ... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Chicago Steak Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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